UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

Rapport Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42121	88-0724208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 High Street
Suite 2100
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 321-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RAPP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Effective September 8, 2025, the Company terminated the sales agreement prospectus (the “ATM Prospectus”) filed with the Company’s registration statement on Form S-3 (File No. 333-288444) (the “Registration Statement”) and related to the shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable pursuant to the Sales Agreement, dated July 1, 2025, by and among the Company, Leerink Partners LLC and Cantor Fitzgerald & Co. (the “Sales Agreement”). As a result, the Company will not make any sales of Common Stock pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus, the Sales Agreement remains in full force and effect. As of September 8, 2025, the Company had not issued and sold any shares of Common Stock under the Sales Agreement.

A copy of the Sales Agreement was filed as Exhibit 1.2 to Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapport Therapeutics, Inc.

Date: September 8, 2025	By:	/s/ Troy Ignelzi
Troy Ignelzi Chief Financial Officer